EXHIBIT A

to Shareholder Services Plan of

Mutual Fund and Variable Insurance Trust

Amended December 14, 2018

Fund Name	Share Class
Rational Dividend Capture Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Risk Managed Emerging Markets Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Hedged Return Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Dynamic Brands Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Strategic Allocation Fund	Class A Shares, Class C Shares, Institutional Shares
Rational/ReSolve Adaptive Asset Allocation Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Iron Horse Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Select Asset Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Income Opportunities Fund	Class A Shares, Class C Shares, Institutional Shares
Rational NuWave Enhanced Market Opportunity Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Trend Aggregation VA Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Insider Buying VA Fund	Class A Shares, Class C Shares, Institutional Shares
Trend Aggregation Dividend and Income Fund	Class A Shares, Class C Shares, Institutional Shares
Trend Aggregation Growth Fund	Class A Shares, Class C Shares, Institutional Shares
Context Insurance Linked Income Fund	Class A Shares, Class C Shares, Institutional Shares

Witness the due execution hereof this 14th day of December, 2018.

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By:  /s/ Jerry Szilagyi

Name: Jerry Szilagyi

Title: President